                                                                   EXHIBIT 4.01

                               THIRD AMENDMENT TO
                              AMENDED AND RESTATED
                         MULTICURRENCY CREDIT AGREEMENT
                          AND FIRST OMNIBUS AMENDMENT
                          ---------------------------

     This THIRD AMENDMENT TO AMENDED AND RESTATED MULTICURRENCY CREDIT AGREEMENT AND FIRST OMNIBUS AMENDMENT (this "Third Amendment") is made and entered into as of November 10, 1998, by and among UNITED STATES FILTER CORPORATION, a Delaware corporation with its chief executive office at 40-004 Cook Street, Palm Desert, California 92211 (the "Borrower"), BANKBOSTON, N.A., a national banking association having its principal place of business at 100 Federal Street, Boston, Massachusetts 02110 ("BKB"), DLJ CAPITAL FUNDING, INC. ("DLJ"), ABN AMRO BANK N.V. ("ABN"), THE BANK OF NEW YORK ("BNY"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BOA"), FLEET BANK, N.A. ("Fleet"), NATIONSBANK, N.A. ("NationsBank"), DEUTSCHE BANK AG, NEW YORK AND/OR CAYMAN ISLANDS BRANCHES ("Deutsche Bank"), THE LONG-TERM CREDIT BANK OF JAPAN LTD. (LOS ANGELES AGENCY), UNION BANK OF CALIFORNIA, N.A., ("Union"), THE SANWA BANK LIMITED, LOS ANGELES BRANCH ("Sanwa"), THE FIRST NATIONAL BANK OF CHICAGO ("First Chicago") and the other financial institutions which are party to the Credit Agreement (defined below) (each a "Lender" and, collectively, the "Lenders"), BKB as Administrative Agent, FIRST CHICAGO as Documentation Agent, BOA as Syndication Agent, DEUTSCHE BANK and FLEET as Co-Agents, AND UNION, ABN, BNY and SANWA as Lead Managers. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

     WHEREAS, the Borrower, the Lenders, and the Agents entered into an Amended and Restated Multicurrency Credit Agreement dated as of October 20, 1997 (as amended and in effect from time to time, the "Credit Agreement"), pursuant to which the lenders extended credit to the Borrower on the terms set forth therein;

     WHEREAS, the Borrower, the Lenders, and the Agents have agreed to amend the Credit Agreement and other loan documents as set forth herein;

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Credit Agreement and other loan documents as follows:

     1.  AMENDMENT TO THE LOAN DOCUMENTS.  For the Agreement Regarding Existing
         -------------------------------
Letters of Credit between the Borrower and BKB (the "L/C Agreement") and each of the Loan Documents, any and all references to "Managing Agent" shall be deemed to be references to "Administrative Agent". The L/C Agreement and each of the Loan Documents are hereby further amended mutatis mutandis as appropriate to reflect the fact that BKB's
                ------- --------
title has been changed from Managing Agent to Administrative Agent.

     2.  AMENDMENT TO PREAMBLE.  The Preamble to the Credit Agreement is hereby
         ---------------------
amended by deleting the Preamble in its entirety and restating it as follows:

          "This AMENDED AND RESTATED MULTICURRENCY CREDIT AGREEMENT is made as of October 20, 1997 among UNITED STATES FILTER CORPORATION, a Delaware corporation with its chief executive office at 40-004 Cook Street, Palm Desert, California 92211 (the "Borrower"), BANKBOSTON, N.A., a national banking association having its principal place of business at 100 Federal Street, Boston, Massachusetts 02110 ("BKB"), DLJ CAPITAL FUNDING, INC. ("DLJ"), ABN AMRO BANK N.V., LOS ANGELES INTERNATIONAL BRANCH ("ABN"), THE BANK OF NEW YORK ("BNY"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BOA"), FLEET BANK, N.A. ("Fleet"), NATIONSBANK, N.A. ("NationsBank") THE INDUSTRIAL BANK OF JAPAN, LIMITED (LOS ANGELES AGENCY) ("IBJ"), DEUTSCHE BANK AG, NEW YORK AND/OR CAYMAN ISLANDS BRANCHES ("Deutsche Bank"), THE LONG-TERM CREDIT BANK OF JAPAN LTD. (LOS ANGELES AGENCY) ("LTCB"), UNION BANK OF CALIFORNIA, N.A. ("Union"), THE SANWA BANK LIMITED, LOS ANGELES BRANCH ("Sanwa"), UNICREDITO ITALIANO ("Unicredito"), BANCA NAZIONALE DEL LAVORO S.P.A., and THE FIRST NATIONAL BANK OF CHICAGO ("First Chicago") (such financial institutions and any financial institutions which become parties hereto in accordance with (S)22 hereof are collectively referred to herein as the "Lenders" and individually as a "Lender"), BKB as administrative and managing agent for the Lenders (in such capacity, the "Administrative Agent"), FIRST CHICAGO as documentation agent (the "Documentation Agent"), BOA as syndication agent (the "Syndication Agent"), DEUTSCHE BANK and FLEET As co-agents (the "Co-Agents" and, collectively with the Managing Agent, the Documentation Agent, and the Syndication Agent, the "Agents"), and ABN, UNION, BNY and SANWA as lead managers (the "Lead Managers")."

     3.  AMENDMENT TO DEFINITIONS.  Section 1.1 is hereby amended by
         ------------------------

     (a) inserting the following definitions in their proper alphabetical place:

               "Financial L/C(s).  Letter(s) of credit where the event which
                ----------------
          triggers payment is financial, such as the failure to pay money, and not performance related, such as failure to ship a product or provide a service, as set forth in greater detail in the letter dated March 30, 1995 from the Board of Governors of the Federal Reserve System or in any applicable directive or letter ruling of the Board of Governors of the Federal Reserve System issued subsequent thereto.

               Third Amendment Effective Date.  November 10, 1998."
               ----- --------- --------- ----

     and (b) deleting the following definitions in their entirety and restating them as follows:

               "Arranger.  BancBoston Robertson Stephens Inc. (f/k/a BancBoston
                --------
          Securities Inc.).

               Funded Debt.  Consolidated Indebtedness of the Borrower and its
               -----------
          Subsidiaries (other than Unrestricted Subsidiaries) for borrowed money, including (without duplication) guarantees of such debt, recorded on the Consolidated balance sheet of the Borrower and its Subsidiaries, and including (without duplication) the amount of any such indebtedness for Capitalized Leases which corresponds to principal and all contingent Reimbursement Obligations with respect to outstanding Financial L/Cs (including the Letters of Credit), but excluding contingent obligations with respect to letters of credit which are not Financial L/Cs.

               Issuing Lender.  The Lender(s) issuing Letters of Credit, which
               --------------
          shall initially be BKB or any of its Affiliates, and such other Lenders as are agreed to be issuing Lenders by the Borrower and the Managing Agent.

                            Pricing Table:
                            -------------
---------------------------------------------------------------------------------------------------------------------
                                                                                    APPLICABLE           APPLICABLE
                                                                                    MARGIN FOR           MARGIN FOR
                                             APPLICABLE         APPLICABLE          BASE RATE           EUROCURRENCY
                   SENIOR PUBLIC            FACILITY RATE        L/C RATE             LOANS                LOANS
LEVEL               DEBT RATING             (PER ANNUM)         (PER ANNUM)         (PER ANNUM)          (PER ANNUM)
---------------------------------------------------------------------------------------------------------------------
Level I       At least BBB+ by Standard      0.1250% (M)         0.3750%             0.0000%             0.3750% (M)
              & Poor's                       0.1000% (R)                                                 0.4000% (R)
---------------------------------------------------------------------------------------------------------------------
Level         At least BBB by Standard       0.1500% (M)         0.5000%             0.0000%             0.5000% (M)
 II           & Poor's                       0.1250% (R)                                                 0.5250% (R)
---------------------------------------------------------------------------------------------------------------------
Level         At least BBB- by Standard      0.2000% (M)         0.5500%             0.0000%             0.5500% (M)
 III          & Poor's                       0.1500% (R)                                                 0.6000% (R)
---------------------------------------------------------------------------------------------------------------------
Level         At least BB+ by Standard       0.2500% (M)         0.7000%             0.0000%             0.7000% (M)
 IV           & Poor's                       0.2000% (R)                                                 0.7500% (R)
---------------------------------------------------------------------------------------------------------------------
Level         If no other level applies      0.2500% (M)         0.7500%             0.0000%             0.9500% (M)
  V                                          0.2000% (R)                                                 1.0000% (R)
---------------------------------------------------------------------------------------------------------------------

          M = Multicurrency Loans
          R = Revolving Credit Loans

          The applicable rate or margin for any day shall be determined by the Senior Public Debt Rating in effect as of that day, provided that Level II pricing shall be effective from the Third Amendment Effective Date through the Managing Agent's receipt of the Compliance Certificate for the quarter ended March 31, 1999, unless a change in the Senior Public Debt Rating would result in a higher pricing level.

                 Term Out Date.__October 19, 1999."
                 -------------

     4.  AMENDMENTS TO (S)3 (LETTERS OF CREDIT).  Section 3 is hereby amended by
         --------------------------------------
deleting (S)3.6 in its entirety and restating it as follows:

          "LETTER OF CREDIT FEE. The Borrower shall pay a fee (the "Letter of Credit Fee") equal to the Applicable L/C Rate on the Maximum Drawing Amount to the Managing Agent for the account of the Lenders, to be shared pro rata
                                                                        --- ----
     by the Lenders in accordance with their respective Commitment Percentages. The Borrower shall also pay (a) a fee (the "Issuance Fee") to the Issuing Lender, for its own account, equal to 0.07% multiplied by the result of (i)
                                                 ----------
     one (1) minus (ii) such Issuing Lender's Commitment Percentage (expressed
             -----
     as a decimal), per annum on the Maximum Drawing Amount of all Letters of Credit issued by such Issuing Lender, plus (b) its customary administrative charges and such other fees as agreed between the Borrower and such Issuing Lender. The Letter of Credit Fee and the Issuance Fee shall be payable for the number of days each Letter of Credit is outstanding, and shall be payable quarterly in arrears on the last day of each calendar quarter for the quarter then ended, and on the Maturity Date."

     5.  AMENDMENTS TO (S)5 (REVOLVING CREDIT LOANS).  Section 5 is hereby
         -------------------------------------------
amended by

          (a) deleting (S)5.1 in its entirety and restating it as follows:

               "(S)5.1.  COMMITMENT TO LEND.
                         ------------------

                    (a) Subject to the terms and conditions set forth in this
               Agreement, each of the Lenders severally agrees to lend to the Borrower, and the Borrower may borrow and reborrow from time to time from the Third Amendment Effective Date until the Term Out Date, upon notice to the Managing Agent given in accordance with
               (S)5.3 hereof, such sums in Dollars as are requested by the Borrower up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to such

               Lender's Commitment Percentage of the Revolving Credit Commitment. In no event shall (a) the aggregate principal outstanding balance of the Revolving Credit Loans (after giving effect to all amounts requested) exceed at any one time the Revolving Credit Commitment, or (b) any Lender be obligated to fund or maintain Revolving Credit Loans in excess of such Lender's Commitment Percentage of the Revolving Credit Commitment. The Revolving Credit Loans shall be made pro rata in accordance with each Lender's Commitment Percentage.

                    (b) As of the Term Out Date, the Revolving Credit Commitment
               shall terminate, and the outstanding Revolving Credit Loans shall convert into the Term Loan in accordance with (S)6.1."

          and (b) deleting (S)5.4 in its entirety.

     6.  AMENDMENTS TO (S)6 (THE TERM LOAN).  Section 6 is hereby amended by
         --------------   -----------------
deleting (S)6.3 in its entirety and restating it as follows:

          "(S)6.3 SCHEDULED REPAYMENTS. The Borrower promises to pay to the
                  --------------------
     Managing Agent for the account of the Lenders the principal amount of the Term Loan in twelve (12) equal quarterly installments, commencing on December 31, 1999, each equal to 1/12th of the principal balance of the Revolving Credit Loans outstanding on the Term Out Date, with a final payment on the Maturity Date in an amount equal to the unpaid balance of the Term Loan, if any, plus interest thereon."

     7.  AMENDMENT TO (S)7 (PROVISIONS RELATING TO THE MULTICURRENCY LOANS AND
         ---------------------------------------------------------------------
REVOLVING CREDIT LOANS).  Section 7 is hereby amended by (a) deleting (S)7.1 in
-----------------------
its entirety and restating it as follows:

               "(S)7.1 THE NOTES. The Multicurrency Loans shall be evidenced by
                       ---------
          separate promissory notes of the Borrower in substantially the form of Exhibit A hereto (each a "Multicurrency Note") each dated as of the Third Amendment Effective Date and completed with appropriate insertions, and the Revolving Credit Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit D hereto (each a "Revolving Credit Note") each dated as of the Third Amendment Effective Date and completed with appropriate insertions. One Multicurrency Note shall be payable to the order of each Lender in a principal amount equal to such Lender's Commitment Percentage of the Multicurrency Commitment, and shall represent the obligation of the Borrower to pay to such Lender such principal amount (or the outstanding principal amount, if less) plus interest accrued thereon as set forth below. One Revolving Credit Note shall be payable to the order of each Lender in a principal amount equal to such Lender's Commitment Percentage of the Revolving Credit Commitment, and shall represent the obligation of the Borrower to pay to such Lender such principal amount (or the outstanding principal amount, if less) plus interest accrued thereon as set forth below. The Borrower irrevocably authorizes each Lender to make or cause to be made, at or about the time of the Drawdown Date of any Multicurrency Loan or Revolving Credit Loan or at the time of receipt of any payment of principal on such Lender's Multicurrency Note or Revolving Credit Note, an appropriate notation on such Lender's Multicurrency Note record or Revolving Credit Note record, as the case may be, reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Multicurrency Loans or Revolving Credit Loans set forth on such Lender's Multicurrency Note record or Revolving Credit Note record, as the case may be, shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender's Multicurrency Note record or Revolving Credit Note record shall not limit, increase, or otherwise affect the obligations of the Borrower hereunder or under any Multicurrency Note or Revolving Credit Note to make payments of principal or interest on any Multicurrency Loans or Revolving Credit Loans advanced to the Borrower and evidenced by such Multicurrency Note or Revolving Credit Note when due. As of the Third Amendment Effective Date, all Multicurrency Notes and Revolving Credit Notes dated as of October 20, 1997 and previously held by the Lenders pursuant to this Agreement shall be returned to the Borrower."

     and (b) adding the following (S)(S)7.5 and 7.6 to the end thereof:

               "(S)7.5 LEVERAGE PREMIUM.  The Borrower agrees to pay to the
                       ----------------
          Managing Agent for the account of the Lenders a premium (the "Leverage Premium") equal to the outstanding portion of the Total Commitment multiplied by 0.20%. The Leverage Premium shall be payable initially for the period from (and including) the Third Amendment Effective Date through the date of the Managing Agent's receipt of the Compliance Certificate for the quarter ended March 31, 1999, and thereafter for each fiscal quarter during which the Leverage Ratio in (S)12.1 exceeds 3.25:1. The Leverage Premium shall be payable quarterly in arrears on the date of the Managing Agent's receipt of the Compliance Certificate for the applicable fiscal quarter. The Leverage Premium shall be distributed pro rata among the Lenders in accordance with each Lender's Commitment Percentage.

               (S)7.6  EUROPEAN MONETARY UNION.
                       -----------------------

               (a) The provisions of this section apply from and after, and in anticipation of, the Euro Availability Date (as defined below).

               (b) For purposes of this section, the following terms shall have the following meanings:

               ECU:  The unit of account known as the ECU that is from time to
               ---
          time used in the European Monetary System.

               EMU:  The third stage of the economic and monetary union formed
               ---
          pursuant to the EU Treaties.

               Euro Availability Date:  The later of January 1, 1999, and the
               ----------------------
          date on which the ECU is replaced by the Euro in accordance with the EU Treaties.

               Euro Interbank Rate:  With respect to any Loan denominated or to
               -------------------
          be denominated in Euros, the rate of interest at which the Reference Banks are able to obtain deposits for comparable amounts in Euros for the relevant Interest Period in the London interbank market for a period comparable to the duration of such Interest Period, as determined by the Managing Agent.

               EU Treaties:  The Treaty Establishing the European Economic
               -----------
          Community, as amended by the Treaty on the European Union (the Maastrict Treaty).

               Euro or e:  The currency introduced during the third stage of the
               ----    -
          EMU.

               participating member state:  Each state described as a
               --------------------------
          "participating member state" in the EU Treaties.

               (c)  If, as a result of the implementation of the EMU,

                    (i) any Optional Currency ceases to be lawful currency of
               the nation issuing such Optional Currency and is replaced by the Euro as the lawful currency of such nation, or

                    (ii) any Optional Currency and the Euro are at the same time recognized by the central bank or comparable authority of the nation issuing such Optional Currency as lawful currency of such nation and the Managing Agent or the Majority Lenders shall so request or, upon the request of the Borrower, the Managing Agent or the Majority Lenders shall so consent, in a notice delivered to the Borrower, then:

                    (A) any amount payable hereunder by the Lenders to the
               Borrower, or by the Borrower to the Lenders, in such Optional Currency shall instead be payable in the Euro and the amount so payable shall be determined by translating the amount payable in such Optional Currency to the Euro at the exchange rate recognized by the European Central Bank for the purpose of implementing the EMU,

                    (B) the Euro itself shall be an Optional Currency for
               purposes of this Agreement, and

                    (C) if so specified in the notice delivered under the
               foregoing clause (ii) or in any subsequent notice referring to such clause, the Optional Currency recognized at the same time as the Euro shall no longer be available as an Optional Currency for purposes of this Agreement, effective at the expiration of the period of five Business Days following the Borrower's receipt of such notice. Such notice shall apply to (1) any Loan to be made or Letter of Credit to be issued, extended or renewed on or after the expiration of such five Business Day period or (2) any Loan outstanding at the end of such five Business Day period and denominated in such Optional Currency, following the expiration of the Interest Period applicable to such outstanding Loan at the time of the expiration of such five Business Day period.

               (d) The Managing Agent may in its discretion by notice to the Lenders and the Borrower:

                    (i) modify the definition of "Business Day" to include a
               principal financial center of any participating member state where Loans to bear interest by reference to the Euro Interbank Rate are funded, or any amounts are or are to be paid in Euros;

                   (ii) designate an account or accounts at a bank in a
               principal financial center of any participating member state for receiving payments to the Managing Agent, whether for the account of the Managing Agent or for the account of the Lenders, in immediately available funds, in Euros or for disbursing Loans to bear interest by reference to the Euro Interbank Rate;

                    (iii) designate the date or time for fixing the Euro Interbank Rate for any Interest Period to be consistent with any practice or convention in the London interbank market;

                     (iv) designate the fraction for rounding upwards quotations by Reference Banks used to determine the Euro Interbank Rate, to be, in the reasonable judgment of the Managing Agent, as nearly as may be, consistent with the rounding of quotations by Reference Banks for other Optional Currencies and also consistent with any practice or convention in the London interbank market;

                     (v) designate other mechanics for fixing the Euro Interbank Rate to be, in the reasonable judgment of the Managing Agent, as nearly as may be, consistent with the mechanics for determining rates for other Optional Currencies and also consistent with any practice or convention in the London interbank market;

                     (vi) designate the period of notice from the Borrower to the Managing Agent required for the Borrower to borrow any Loan to be denominated in Euros or to convert any Loan denominated in another Optional Currency to a Loan denominated in Euros;

                    (vii) designate the basis of accrual of interest, fees or other amounts to be consistent with any practice or convention in the London interbank market with respect to amounts calculated or payable in Euros;

                    (viii) where this Agreement specifies a minimum amount or integral multiple thereof, designate what the Managing Agent considers a reasonably comparable and convenient minimum amount and integral multiple for the Euro; and

                    (ix) where this Agreement specifies an amount to be paid in an Optional Currency that is, under the terms of this Section, to be paid in Euros, designate a convenient amount in Euros to account for de minimis rounding.
                           -- -------

               (e) Section 8.13(a) shall not apply in the event that an Optional Currency is not available or an interbank offered rate may not be quoted for such Optional Currency, solely because such Optional Currency ceases to be lawful currency of the nation issuing such Optional Currency and is replaced by the Euro as the lawful currency of such nation, so long as the Euro is available as an Optional Currency and the Euro Interbank Rate may be quoted for the Euro.

               (f) The Borrower agrees, at the request of the Majority Lenders, at the time of or at any time following the implementation of the EMU and within 30 days following such request, to further amend this Agreement in such manner as may be mutually agreed upon by the Borrower and the Majority Lenders in order further to reflect the implementation of the EMU and to place the parties hereto in the position they would have been in had the EMU not been implemented.

               (g) The Borrower agrees, at the request of any Lender, to compensate such Lender for any reasonable loss, cost, expense or reduction in return that shall be incurred or sustained by such Lender as a result of the implementation of the EMU and that would not have been incurred or sustained but for the transactions provided for herein. A certificate of a Lender setting forth (i) the amount or amounts necessary to compensate such Lender, (ii) a description of the nature of the loss or expense sustained or incurred by such Lender as a consequence thereof and (iii) a reasonably detailed explanation of the calculation thereof shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof."

     8.  AMENDMENT TO (S)11.1 (RESTRICTIONS ON INDEBTEDNESS).  Section 11.1(g)
         -------------   -----------------------------------
is hereby amended by deleting the words " the greater of $150,000,000 or" therein.

     9.  AMENDMENT TO (S)11.2 (RESTRICTIONS ON LIENS).  Section 11.2 is hereby
         -------------   ----------------------------
amended by adding the following paragraph immediately following (S)11.2(h) therein:

          "The Borrower covenants and agrees that if it or any of its Subsidiaries shall create or assume any lien upon any of their respective properties or assets, whether now owned or hereafter acquired, other than Permitted Liens (unless prior written consent shall have been obtained from the Lenders), the Borrower will make or cause to be made effective provisions whereby the Obligations will be secured by such lien equally and ratably with any and all other Indebtedness thereby secured so long as such other Indebtedness shall be so secured; provided, that the covenants of the
                                             --------
     Borrower contained in this sentence shall only be in effect for so long as the Borrower shall be similarly obligated under any other Indebtedness; provided, further, that an Event of Default shall occur for so long as such
     --------  -------
     other Indebtedness becomes secured notwithstanding any actions taken by the Borrower to ratably secure the Obligations hereunder."

     10.  AMENDMENTS TO (S)12 (FINANCIAL COVENANTS).  Section 12 is hereby
          --------------   ------------------------
amended by deleting (S)(S)12.1 12.3 in their entirety and restating them as follows:

          "(S)12.1  LEVERAGE RATIO.  As of the end of any fiscal quarter
                    -------- -----
     commencing with the fiscal quarter ending September 30, 1998, the ratio of
     (a) Funded Debt less cash and cash equivalents in excess of $10,000,000 to
     (b) EBITDA for the four quarters ending on such date (the "Leverage Ratio") shall not exceed the ratio set forth below for the applicable period:

------------------------------------------------------------------
         PERIOD                                    RATIO
------------------------------------------------------------------
Ending 9/30/98                                     4.75:1
------------------------------------------------------------------
10/1/98      through                               4.25:1
3/31/99
------------------------------------------------------------------
4/1/99       through                               4.00:1
6/30/99
------------------------------------------------------------------
Thereafter                                         3.25:1
------------------------------------------------------------------


          (S)12.2  INTEREST COVERAGE RATIO. As of the end of any fiscal quarter
                   -------- -------- -----
     commencing with the fiscal quarter ending September 30, 1998 the ratio of
     (a) EBIT for the four quarters ending on such date to (b) Consolidated Total Interest Expense for such period shall not be less than the ratio set forth below for the applicable period:



------------------------------------------------------------------
         PERIOD                                    RATIO
------------------------------------------------------------------
Ending 9/30/98                                     2.50:1
------------------------------------------------------------------
Thereafter                                         3.50:1
------------------------------------------------------------------

          (S)12.3  DEBT TO CAPITAL RATIO. As at the end of any fiscal quarter
                   ---------------------
     commencing with the fiscal quarter ending September 30, 1998 the ratio of
     (a) Funded Debt to (b) Funded Debt plus total shareholders' equity (excluding any capital contributions from Unrestricted Subsidiaries, including net income earned by Unrestricted Subsidiaries, which is reflected in consolidated retained earnings) shall not exceed the percentage set forth below for the applicable period:


------------------------------------------------------------------
         PERIOD                                    RATIO
------------------------------------------------------------------
Ending 6/30/99                                     60%
------------------------------------------------------------------
Thereafter                                         55%
------------------------------------------------------------------

     11.  AMENDMENTS TO (S)30 (CONSENTS, AMENDMENTS, WAIVERS, ETC.).  Section 30
          ---------------------------------------------------------
is hereby amended by deleting clauses (a) and (d) thereof in their entirety and restating them as follows:

          "(a) without the written consent of the Borrower and the written consent of all of the Lenders (i) the rate of interest on the Notes and the amount of Facility Fees, Letter of Credit Fees or Leverage Premium hereunder may not be decreased, and (ii) the amount of any Reimbursement Obligations, the amount of the Commitments of the Lenders, the Revolving Credit Commitment, the Multicurrency Commitment, the Total Commitment, and the amount or date of any scheduled payment or mandatory prepayment hereunder may not be changed;

          (d) the amount of any Letter of Credit Fees payable for any Issuing Lender's account may not be decreased without the written consent of the Issuing Lender, and."

     12.    AMENDMENT TO SCHEDULE 2 (BANKS; COMMITMENT PERCENTAGES; ADDRESSES).
            ------------------------------------------------------------------
Schedule 2 is hereby amended by deleting such schedule in its entirety and
----------
substituting the Schedule 2 attached hereto in place thereof.  The parties
                 ----------
hereto hereby acknowledge and agree that each reference to Schedule 2 in the
                                                           ----------
Credit Agreement or any other Loan Document shall henceforth be a reference to

Schedule 2 attached hereto or as subsequently amended.
----------

     13.  CONDITIONS TO EFFECTIVENESS.  This Third Amendment shall become
          ---------- -- -------------
effective upon the satisfaction of the following conditions:

     (a) The execution and delivery of this Third Amendment by the parties hereto;

     (b) Each of the Lenders shall have received an executed original of such Lender's Revolving Credit Note in form and substance satisfactory to such Lender signed by the Borrower;

     (c) Each of the Lenders shall have received an executed original of such Lender's Multicurrency Note in form and substance satisfactory to such Lender signed by the Borrower;

     (d) The Lenders shall have received opinions of counsel to the Borrower as to the due authorization and enforceability of the Third Amendment, the Multicurrency Notes and the Revolving Credit Notes issued to the Lenders pursuant to the Third Amendment, the due organization, legal existence, and good standing of the Borrower, and all other matters as the Lenders may reasonably request;

     (d) The Borrower shall have delivered to the Managing Agent financial projections, including a balance sheet, income statement and cash flow statement beginning with the period ending September 30, 1998 and for the following five (5) fiscal years thereafter, in form and substance reasonably satisfactory to the Managing Agent; and

     (e) The Borrower shall have paid to the Managing Agent, for the pro rata
                                                                     --------
benefit of the Lenders, an amendment fee in an amount equal to one tenth of one percent (0.10%) of the Total Commitment.

     14.  NO EVENT OF DEFAULT.  The Borrower represents and warrants to the
          -------------------
Agents and the Lenders that after giving effect to this Third Amendment, no Default or Event of Default has occurred and is continuing.

     15.  RATIFICATION, ETC.  Except as expressly amended hereby, the Credit
          ------------  ---
Agreement, the other Loan Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. This Third Amendment and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement, any other Loan Document or any agreement or instrument related to the Credit Agreement shall hereafter refer to the Credit Agreement as amended by this Third Amendment.

     16.  GOVERNING LAW.  THIS THIRD AMENDMENT SHALL BE GOVERNED BY AND
          -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS) AND SHALL TAKE EFFECT AS A SEALED INSTRUMENT IN ACCORDANCE WITH SUCH LAWS.

     17.  COUNTERPARTS.  This Third Amendment may be executed in any number of
          ------------
counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the undersigned has duly executed this Third Amendment under seal as of the date first set forth above.


THE BORROWER:
-------------

UNITED STATES FILTER
CORPORATION


By: /s/ Kevin L. Spence
   _______________________________
    Name: Kevin L. Spence
    Title: Executive Vice President, Chief Financial Officer


THE LENDERS:
------------

BANKBOSTON, N.A., individually and               DLJ CAPITAL FUNDING, INC.
as  Administrative Agent

    /s/ Lindsay W. McSweeney                         /s/ Dana F. Klein
By:_______________________________               By:____________________________
    Name: Lindsay W. McSweeney                       Name: Dana F. Klein
    Title: Director                                  Title: Vice President

ABN AMRO BANK N.V.                               DEUTSCHE BANK AG, NEW YORK
                                                 AND/OR CAYMAN ISLANDS BRANCHES

    /s/ Ellen M. Coleman                             /s/ Jean M. Hannigan
By:______________________________                By:____________________________
    NAME: Ellen M. Coleman                           NAME: Jean M. Hannigan
    TITLE: Vice President                            TITLE: Vice President

    /s/ Catheryn N. Fuller                           /s/ Susan L. Pearson
By:_______________________________               By:____________________________
    NAME: Catheryn N. Fuller                         NAME: Susan L. Pearson
    TITLE: Senior Vice President                     TITLE: Director
           Branch Manager

THE BANK OF NEW YORK                             BANK OF AMERICA NATIONAL TRUST
                                                 AND SAVINGS ASSOCIATION

    /s/ Jonathan Rollins                             /s/ Chas A. McDonell
By:_______________________________               By:____________________________
    NAME: Jonathan Rollins                           NAME: Chas A. McDonell
    TITLE: Assistant Vice President                  TITLE: Vice President

UNICREDITO ITALIANO                              FLEET BANK, N.A.

    /s/ Gianfranco Bisagni                           /s/ Christopher Mayrose
BY:_______________________________               By:____________________________
    NAME: Gianfranco Bisagni                         NAME: Christopher Mayrose
    TITLE: First Vice President                      TITLE: Vice President

    /s/ Saiyed A. Abbos
BY:_______________________________
    NAME: Saiyed A. Abbos
    TITLE: Assistant Vice President

NATIONSBANK, N.A.                                THE LONG-TERM CREDIT
                                                 BANK OF JAPAN LTD.
                                                 (LOS ANGELES AGENCY)

    /s/ Chas A. McDonell                             /s/ Noboru Akahane
By:_______________________________               By:____________________________
    NAME: Chas A. McDonell                           NAME: Noboru Akahane
    TITLE: Vice President                            TITLE: Deputy General
                                                            Manager



UNION BANK OF                                    THE SANWA BANK LIMITED,
CALIFORNIA, N.A.                                 LOS ANGELES BRANCH

    /s/ Karyssa M. Britton                           /s/ Toshiko Boyd
By:_______________________________               By:____________________________
    NAME: Karyssa M. Britton                         NAME: Toshiko Boyd
    TITLE: Vice President                            TITLE: Vice President


BANCA NAZIONALE DEL LAVORO S.P.A.                THE INDUSTRIAL BANK OF JAPAN,
                                                 LIMITED (LOS ANGELES AGENCY)

    /s/ R. Mancone                                   /s/ Vincente L. Timiraos
By:_______________________________               By:____________________________
    NAME: R. Mancone                                 NAME: Vincente L. Timiraos
    TITLE: Assistant Vice President                  TITLE: SVP & SDGM

    /s/ L. Valentini
By:_______________________________
    NAME: L. Valentini
    TITLE: First Vice President

THE FIRST NATIONAL BANK OF CHICAGO

    /s/ Mark A. Isley
By:___________________________
    NAME: Mark A. Isley
    TITLE: First Vice President

                                                                      SCHEDULE 2
                                                                      ----------

                   BANKS; COMMITMENT PERCENTAGES; ADDRESSES
                   ----- ----------------------------------

-----------------------------------------------------------------------------
                                                               COMMITMENT
                LENDER                                         PERCENTAGE
-----------------------------------------------------------------------------
BANKBOSTON, N.A.                                                20.0000%
 100 FEDERAL STREET, M/S 01-08-02
 BOSTON, MA  02110
 ATTN:  LINDSAY W.  MCSWEENEY
 TEL:    617.434.7211
 FAX:    617.434.2160
-----------------------------------------------------------------------------
DEUTSCHE BANK AG, NEW YORK AND/OR CAYMAN
ISLANDS BRANCHES                                                10.0000%
 31 WEST 52ND STREET, 24TH FLOOR
 NEW YORK, NY  10019
 ATTN:  JEAN HANNIGAN
 TEL:    212.469.8648
 FAX:    212.469.3632
------------------------------------------------------------------------------
FIRST CHICAGO                                                   10.0000%
 777 S. FIGUEROA STREET, 4TH FLOOR
 LOS ANGELES, CA  90017-5800
 ATTN:  TONY MATTHEWS
 TEL:    213.683.4957
 FAX:    213.683.4999
------------------------------------------------------------------------------
FLEET BANK, N.A.                                                10.0000%
 1185 AVENUE OF THE AMERICAS, 3RD FLOOR
 NEW YORK, NY  10036
 ATTN:  CHRISTOPHER MAYROSE
 TEL:    212.819.5727
 FAX:    212.819.4113
------------------------------------------------------------------------------
NATIONSBANK, N.A.                                               10.0000%
 444 SOUTH FLOWER STREET, SUITE 4100
 LOS ANGELES, CA  90071
 ATTN:  CHAS MCDONELL
 TEL:    213.236.4914
 FAX:    213.624.5812
------------------------------------------------------------------------------

                                      -2-
------------------------------------------------------------------------------
                                                               COMMITMENT
                LENDER                                         PERCENTAGE
------------------------------------------------------------------------------
BANK OF AMERICA NATIONAL TRUST AND SAVINGS
ASSOCIATION                                                      7.3333%
 444 SOUTH FLOWER STREET, SUITE 4100
 LOS ANGELES, CA  90071
 ATTN:  CHAS MCDONELL
 TEL:    213.236.4914
 FAX:    213.624.5812
------------------------------------------------------------------------------
UNION BANK OF CALIFORNIA, N.A.                                   7.3333%
 445 SOUTH FIGUEROA, 15TH FLOOR
 LOS ANGELES, CA  90071
 ATTN:  JULIE BECKLEY
 TEL:    213.236.5779
 FAX:    213.236.4096
------------------------------------------------------------------------------
ABN AMRO BANK N.V., LOS ANGELES INTERNATIONAL
BRANCH                                                           6.6667%
 300 SOUTH GRAND AVENUE, SUITE 2650
 LOS ANGELES, CA  90071-7519
 ATTN:  ELLEN COLEMAN
 TEL:    213.687.2306
 FAX:    213.687.2390
------------------------------------------------------------------------------
THE BANK OF NEW YORK                                             4.6667%
 10990 WILSHIRE BOULEVARD, SUITE 1125
 LOS ANGELES, CA  90024
 ATTN:  JONATHAN ROLLINS
 TEL:    310.996.8658
 FAX:    310.996.8667
------------------------------------------------------------------------------
THE SANWA BANK, LIMITED, LOS ANGELES BRANCH                      4.6667%
 SANWA BANK PLAZA, W5-4
 601 SOUTH FIGUEROA STREET
 LOS ANGELES, CA  90017
 ATTN:  TOSHIKO BOYD
 TEL:    213.896.7176
 FAX:    213.623.4912
------------------------------------------------------------------------------

                                      -3-
------------------------------------------------------------------------------
                                                               COMMITMENT
                LENDER                                         PERCENTAGE
------------------------------------------------------------------------------
UNICREDITO ITALIANO                                              3.3333%
 375 PARK AVENUE
 NEW YORK, NY  10152
 ATTN:  GIANFRANCO BISAGNI
 TEL:    212.546.9623
 FAX:    212.546.9675
------------------------------------------------------------------------------
BANCA NAZIONALE DEL LAVORO                                       2.0000%
 25 W. 51ST STREET
 NEW YORK, NY  10019
 ATTN:  ROBERTO MANCONE
 TEL:    212.314.0734
 FAX:    212.765.2978
------------------------------------------------------------------------------
DLJ CAPITAL FUNDING, INC.                                        1.3333%
 277 PARK AVENUE, 9TH FLOOR
 NEW YORK, NY  10172
 ATTN:  DANA KLEIN
 TEL:    212.892.7911
 FAX:    212.892.7542
------------------------------------------------------------------------------
THE INDUSTRIAL BANK OF JAPAN, LIMITED (LOS
ANGELES AGENCY)                                                  1.3333%
 350 SOUTH GRAND AVENUE, SUITE 1500
 LOS ANGELES, CA  90071
 ATTN:  J. BLAKE SEATON
 TEL:    213.893.6448
 FAX:    213.488.9840
------------------------------------------------------------------------------
THE LONG-TERM CREDIT BANK OF JAPAN, LTD. (LOS
ANGELES AGENCY)                                                  1.3333%
 350 SOUTH GRAND AVENUE, SUITE 3000
 LOS ANGELES, CA  90071
 ATTN:  BRYAN READ
 TEL:    213.689.6314
 FAX:    213.622.6908
------------------------------------------------------------------------------
                        TOTAL                                  100.0000%
------------------------------------------------------------------------------